Exhibit 32

Certification Pursuant to

18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2015 of Las Vegas Resort Investment Company, LLC (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Terrence E. Fancher, Chief Executive Officer of the Company, and Michael Morgan, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Terrence E. Fancher
Terrence E. Fancher
Chief Executive Officer
(Principal Executive Officer)
November 13, 2015

/s/ Michael Morgan
Michael Morgan
Chief Financial Officer (Principal Financial Officer)
November 13, 2015